Exhibit 10.11

                        FIRST AMENDMENT TO AGREEMENT AND
                             PLAN OF REORGANIZATION

     This First Amendment ("First Amendment") to the Agreement and Plan of Reorganization by and between Ralston Purina Company, a Missouri corporation
("Ralston"), and Agribrands International, Inc., a Missouri corporation ("Agribrands").

                                   WITNESSETH:

     WHEREAS, Ralston and Agribrands, formerly a wholly owned subsidiary of Ralston, executed an Agreement and Plan of Reorganization dated as of April 1, 1998 (the "Reorganization Agreement"), to effect the Distribution of Agribrands; and

     WHEREAS, in such Reorganization Agreement Ralston agreed to continue to guarantee certain indebtedness of Purina Korea, Inc., a subsidiary of Agribrands, for a period of time after the Distribution but no later than May 31, 1998, in consideration for which Ralston retained a certain portion of the Agribrands Cash Holdings which otherwise would have been transferred to Agribrands as of the Distribution; and

     WHEREAS, the parties to the Reorganization Agreement have mutually agreed to a limited extension of the period of such guarantee by Ralston; and

     WHEREAS, pursuant to Section 12.07 of the Reorganization Agreement, the Reorganization Agreement may be amended in writing by the parties thereto; and

     WHEREAS, Ralston and Agribrands now desire to amend the Reorganization Agreement; and



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     NOW THEREFORE,  in  consideration  of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

     1. Section 2.04(a) of the Reorganization Agreement shall be amended to delete the date May 31, 1998 contained therein, and to substitute therefor the date June 30, 1998.

     2. Section 2.04(g) of the Reorganization Agreement shall be amended to delete the following sentence:

          "A preliminary determination of the actual Cash and Indebtedness of Agribrands as of the Distribution shall be made no later than 60 days after the Distribution Date in order to make a preliminary adjustment of Cash from Ralston to Agribrands or vice versa, as the findings warrant."

and to substitute therefor:

          "A preliminary determination of the actual Cash and Indebtedness of Agribrands as of the Distribution shall be made no later than June 30, 1998 in order to make a preliminary adjustment of Cash from Ralston to Agribrands or vice versa, as the findings warrant."

     In addition, the phrase at the end of the last sentence of the first paragraph of Section 2.04(g) shall be amended to delete "up to 60 days after the Distribution Date" and to substitute therefor "ending no later than June 30, 1998."

     3. All capitalized terms set forth in this First Amendment which are not otherwise defined herein shall have the meanings assigned to such terms in the Reorganization Agreement unless the context otherwise requires.

     4. This First Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     5. This First Amendment shall be of no force or effect until executed and delivered by each of the parties hereto. The amendments contained herein shall be deemed to be a part of the Reorganization Agreement as of the date thereof, and shall be governed by, subject to and construed in accordance with the terms of the Reorganization Agreement.


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

     6. Except as otherwise provided for herein, all of the terms and conditions of the Reorganization Agreement are hereby ratified and shall remain unchanged and continue in full force and effect.

     7. This First Amendment and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Missouri.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of this 29th day of May, 1998.

AGRIBRANDS INTERNATIONAL, INC.        RALSTON PURINA COMPANY



  By:______________________________    By:____________________________
         David R. Wenzel                    James R. Elsesser
         Chief Financial Officer            Vice President and
                                            Chief Financial Officer



Attest:____________________________     _____________________________
         Michael J. Costello                Nancy E. Hamilton
         Secretary                          Secretary



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